UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):	October 19, 2009

BENIHANA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(305) 593-0770
None
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2009, the Company announced that it had hired Christopher P. Ames as Chief Operating Officer of the Company.  Mr. Ames, age 46, a consultant to the restaurant industry, was Vice President and Chief Operating Officer of Cosi, Inc. from December 2006 to August 2008 and Executive Vice President of the Patina Group from October 2005 to December 2006.  Prior thereto, Mr. Ames served as Vice President of Operations with Elephant Bar Restaurant in Los Angeles, California from June 2004 to August 2005 and Vice President of Operations with California Pizza Kitchen from January 1992 to March 2004.  Since July 2009, Mr. Ames has provided consulting services to the Company, for which the Company paid him fees totaling approximately $62,500.  The Company will employ Mr. Ames on an “at will” basis at an annual base salary of $250,000.  In addition, Mr. Ames will be eligible to participate in the benefits programs which the Company generally makes available to its senior executives.

Juan C. Garcia will continue on a full-time basis as the Company’s President and Chief Administrative Officer.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit
99.1	Press Release of Benihana Inc. dated October 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated:	October 19, 2009	By: /s/ Jose I. Ortega
Jose I. Ortega
Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release of Benihana Inc. dated October 19, 2009